News Announcement

DIGIPLEX TO ENTER CHICAGO, NATION’S THIRD LARGEST MARKET, WITH AGREEMENT TO ACQUIRE 8-PLEX IN LANSING, IL

WESTFIELD, New Jersey and LANSING, Illinois (April 8, 2014) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today announced the signing of an asset purchase agreement (APA) to acquire an 8-screen multiplex at 16621 Torrence Avenue in Lansing, IL (DMA 3), a southern suburb of Chicago. This will be the Company’s first location in Illinois.

Digiplex Chairman and CEO Bud Mayo stated, “We are delighted to continue our rapid circuit growth with the addition of this 8-screen location in the Chicago suburbs. Chicago is clearly a logical choice for us as a key pillar of our strategy to build a national circuit of digital entertainment centers based in leading markets. The Lansing location we plan to acquire is outfitted with stadium-style seating auditoriums and we will be converting the six analog screens to digital projection systems, some of which will also be 3D-enabled by technology partner, RealD.

“We also look forward to bringing a wealth of alternative programming to this community – from opera to live sports, ballet, foreign language titles, faith-based presentations, and much, much more. Digiplex continues to be a pioneer and leader in bringing a wide array of non-Hollywood fare to our entertainment centers around the country and we are excited to add the Lansing location to that growing list in the near future,” added Mr. Mayo.

The all-cash acquisition is expected to be completed during the second calendar quarter of 2014, subject to customary confirmatory due diligence. Two of the screens were previously converted to digital from analog. Digiplex will fund the digitization of the remaining six screens after closing the transaction, and believes that an additional 4 screens can be accommodated within the theater’s existing footprint. The transaction also involves the purchase of the underlying real estate that the Company intends to sell to and lease back from an unaffiliated third party.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form 10-K for the year ended June 30, 2013 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Digital Cinema Destinations Corp. (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is Digiplex Destinations, dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live opera, ballet, Broadway shows, sports events, concerts and, on an ongoing basis, the very best major motion pictures. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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